Exhibit 99.01




FOR RELEASE:  Immediate

CONTACTS:         Karen Chrosniak, Director of Investor Relations
                  Dean Marshall, Director of Finance or
                  Jim Brown, Vice President, Finance

                  (877) 496-6704

          Adelphia Communications Corporation Announces Bank Financing

COUDERSPORT, PA., September 13, 2000/PR Newswire/--John J. Rigas, Chairman and CEO of Adelphia Communications Corporation ("Adelphia") (NASDAQ: ADLAC), today announced that Adelphia has received commitments for a new $500 million, 9-1/4 year bank term loan. The new term loan will form an additional tranche of an existing $2.25 billion credit facility closed in April 2000 by subsidiaries and affiliates of Adelphia, bringing the total amount of that bank facility to $2.75 billion. Adelphia expects to close the new term loan, which is subject to customary conditions, by September 26, 2000.

The Company noted that the new term bank loan was separate and distinct from the Company's proposed offering of $500 million Senior Notes due 2010, which was being announced by separate press release.

Adelphia Communications Corporation is the sixth largest cable television company in the United States, with headquarters in Coudersport, Pennsylvania.

Certain statements in this press release are forward-looking statements that are subject to material risks and uncertainties. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those in the forward- looking statements as a result of various factors which are discussed in the Company's filings with the Securities and Exchange Commission. Additional information regarding factors that may affect the business and financial results of Adelphia can be found in the Company's most recent Quarterly Report on Form 10-Q filed with the Securities Exchange Commission and the Company's Form 10-K for the year ended December 31, 1999, as well as in the prospectus and most recent prospectus supplement filed under Registration Statement No. 333-78027, under the section entitled "Risk Factors" contained therein. The Company does not undertake to update any forward-looking statements in this press release or with respect to matters describer herein.